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                                                                    Exhibit 5

         [Pepper Hamilton LLP Letterhead]
Capsule Communications, Inc.
2 Greenwood Square
3331 Street Road, Suite 275
Bensalem, Pennsylvania 19020

                               November 3, 2000

         Re: Post-Effective Amendment to the Registration Statement on Form S-8 (No. 333-93259)

Ladies and Gentlemen:

         Reference is made to the Post-Effective Amendment to the Registration Statement on Form S-8 (No. 333-93259) (the "Registration Statement") of Capsule Communications, Inc., a Delaware corporation (the "Company"), filed by the Company, as successor to US WATS, Inc. following a reincorporation merger with US WATS, Inc., with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to 3,000,000 shares of common stock, $0.001 par value per share of the Company (the "Shares"), pursuant to the Company's 1999 Stock Option Plan (the "Plan").

         In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-Laws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. In rendering the opinion expressed below, we have assumed that the Shares issued pursuant to the Plan plus other issued and outstanding shares of the Company's common stock, $0.001 par value per share, do not exceed the number of shares of the Company's common stock, $0.001 par value per share, that are authorized under the Company's Certificate of Incorporation. The opinion expressed herein is based exclusively on the applicable provisions of the General Corporation Law of Delaware and federal securities laws as in effect on the date hereof.

         On the basis of the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment to the Registration Statement. By providing such consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,



                                   PEPPER HAMILTON LLP